EXHIBIT 10.5


                                                                         Group A

                                    INVU INC.
                         ENTERPRISE MANAGEMENT INCENTIVE

                             SHARE OPTION AGREEMENT

THIS AGREEMENT IS MADE the 14th day of September, 2001

BETWEEN

1. INVU Inc., a company incorporated under the laws of the State of Colorado, United States of America and having its United Kingdom office at Blisworth Hill Farm, Stoke Road, Blisworth Northants NN7 3DB ("the Company");

2. INVU Services Limited (Registration No. 3319922) a company incorporated under the laws of England and having its registered office at Blisworth Hill Farm, Stoke Road, Blisworth Northants NN7 3DB ("the Employer"); and

3.       .................................................("the Option-holder").

WHEREAS:

(A) This Agreement sets out the terms on which the Board grants an Option to the Option-holder to acquire shares of Common Stock in the Company.

(B) Shares acquired on the exercise of this Option are subject to the Articles of Incorporation of the Company.

(C) The terms and conditions of this Agreement are intended to satisfy the requirements of Schedule 14 of Finance Act 2000.

(D)      The Company is carrying on a Qualifying Trade.

(E) The Option-holder does not have a material interest within the meaning of paragraph 31 of Schedule 14.

NOW IT IS HEREBY AGREED as follows:

1.       INTERPRETATION AND CONSTRUCTION

1.1      Definitions

         In this Agreement except where the context otherwise requires the following expressions shall have the following meanings:

"Act"                               the Income and Corporation Taxes Act 1988;

"Agreement"                         this Share Option Agreement made between the
                                    Company, the Employer and the Option-holder;

"Applicable Laws"                   the requirements applicable to Stock Options
                                    under  U.S.  state   corporate   laws,  U.S.
                                    federal  and  state   securities  laws,  the
                                    Internal Revenue Code of 1986, as amended, any stock exchange or quotation system on which shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be granted;

"Auditors"                          the  auditors  for  the  time  being  of the
                                    Company or, such other auditors as the Board may appoint for the exclusive purposes of this Agreement;

"Board" the board of directors of the Company or a duly appointed committee of the board;

"Committed Time"                    the meaning  given to it by  paragraph 29 of
                                    Schedule 14;

"Control"                           the  meaning  given to it by section  840 of
                                    the Act;

"Date of Grant"                     the date on which an Option is granted;

"Director"                          a member of the  Board  for the time  being,
                                    but does not include an officer who is not a member of the Board;

"Employer"                          INVU Services Limited  registered in England
                                    with number 3319922;

"Exercise Price"                    the  price at which  the  Option-holder  may
                                    acquire a Share on the exercise of his Option as determined by the Board;

"Group"                             the Company and its Subsidiaries and "member
                                    of   the   Group"    shall   be    construed
                                    accordingly;

"Market Value"                      the market value  determined  in  accordance
                                    with paragraph 66 of Schedule 14;

 "NICs"                             means National Insurance contributions;

"Option" a subsisting right granted pursuant to this Agreement to acquire Shares;

"Option Gain"                       a   gain   realised   upon   the   exercise,
                                    assignment or release of this Option, being the amount that is chargeable to income tax under section 135 of the Taxes Act;

"Option-holder"                     the  holder  of  an  Option  or,  where  the
                                    context   admits  or  requires,   his  legal
                                    personal representatives;

"Option Tax Liability"              any  liability of the Company or Employer to
                                    account to the Inland Revenue for any amount of, or representing, income tax or NICs on any Option Gain;

"Personal Representatives"          the legal  personal  representatives  of the
                                    deceased  Option-holder  (being  either  the
                                    executors  of his will to whom a valid grant
                                    of  probate  has been  made  or,  if he dies
                                    intestate,      the      duly      appointed
                                    administrator(s) of his estate) who have produced to the Company evidence of their appointment as such;

"Qualifying Option"                 the  same  meaning  as  in  paragraph  1  of
                                    Schedule 14;

"Qualifying Trade"                  the  same  meaning  as  in  paragraph  18 of
                                    Schedule 14;

"Schedule 14"                       Schedule 14 of the Finance Act 2000;

"Secondary NICs"                    Secondary   Class   1   National   Insurance
                                    Contributions;

"Shares"                            shares  of  Common   Stock  in  the  Company
                                    complying  with the  conditions of paragraph
                                    38 of Schedule 14;

"Subsidiary"                        a company  within the meaning given to it by
                                    section 736 of the Companies Act 1985 and under the Control of the Company; and

"Working Time"                      the same  meaning as in  paragraph  29(6) of
                                    Schedule 14.


1.2      Construction

1.2.1    Where the context so admits, any reference in this Agreement:-

         (a) to the singular number shall be construed as if it referred also to the plural number and vice versa;

         (b) to the masculine gender shall be construed as though it referred also to the feminine gender;

         (c) to a statute or statutory provision shall be construed as if it referred also to that statute or statutory provision as for the time being amended or re-enacted;

         (d) to the Act or to any provision of the Act shall be construed as if it referred also to the act or statutory provision repealed by and corresponding to the Act; and

         (e)      to Clauses are to clauses of this Agreement.

1.2.3 The headings of this Agreement are for reference purposes only and shall not affect the meaning or construction of the Agreement.

1.2.4 If any question, dispute or disagreement occurs pertaining to the interpretation of this Agreement, the decision of the Board shall be final and binding upon all parties except as regarding any matter required to be determined by the Auditors.

1.2.5 In any matter in which they are required to act, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Act 1996 shall not apply.

1.3 This Agreement and any Option granted under it shall be governed by and construed in accordance with English law.

1.4 The Interpretation Act 1978 as modified or re-enacted from time to time shall apply to this Agreement.

2.       GRANT OF SHARE OPTION

2.1 The Company hereby grants to the Option-holder an Option to acquire Shares in the Company in accordance with the provisions of Schedule 14 of the Finance Act 2000.

2.2      This Option is granted on the date and year first above written.

2.3      The   numbers   of   Shares   that   are   subject   to   this   Option
         are..................Shares which will be fully paid up (when issued).

2.4 The Market Value of each Share under this Option on the date and year first above written is U.S.$00.19 (nineteen cents).

2.5      The Exercise Price per Share shall be US $0.50.

2.6 The total monetary value of this Option shall be determined by the exchange rate of the United States Dollar to the United Kingdom
         Sterling as published in "The Times" newspaper on the date and year first above written.

3.       EXERCISE OF OPTION

3.1 Subject to Clause 4, this Option shall vest and be exercisable in whole or in part, according to the following schedule:

         (a) 25% of the shares subject to this Option shall vest twelve months after the Date of Grant; and

         (b) the balance of the shares subject to this Option shall vest at the annual rate of 25% on the second, third and fourth anniversary of the Date of Grant, respectively.

3.2 Notwithstanding any other clause, this Option shall, to the extent that it remains unexercised at the tenth anniversary of the Date of Grant, lapse and shall cease to be exercisable.

3.3 Subject to Clause 4, the number of Shares over which Options may be exercisable by the Option-holder shall relate to, and be limited by, the number of Shares that have vested on the Option-holder in accordance with Clause 3.1; save that the Board may in its discretion permit the Option-holder to exercise all Shares in respect of this Option that may not have otherwise become vested on the Option-holder, within a period of time, being a period of not less than seven days and not more than 40 days from the date of termination of the Option-holder's employment, as determined by the Board.

4.       PERFORMANCE TARGET

4.1 Subject to Clause 4.4, to the extent that any number of Shares would have vested on a vesting date in accordance with Clause 3.1 above, such shares shall not be treated as having vested and shall not be exercisable unless the following performance targets are achieved:


              Vesting Date                    Group Fiscal Target for the               Vested Shares
                                                    Trading Period                       (cumulative)
        ---------------------------------- ---------------------------------- -----------------------------------

        Year to 31 January 2002            Breakeven Point                                   25%
        ---------------------------------- ---------------------------------- -----------------------------------
        Year to 31 January 2003            Net Profit of 5% of sales.                        50%
        ---------------------------------- ---------------------------------- -----------------------------------
        Year to 31 January 2004            Net Profit of 5% of sales.                        75%
        ---------------------------------- ---------------------------------- -----------------------------------
        Year to 31 January 2005            Net Profit of 5% of sales.                       100%
        ---------------------------------- ---------------------------------- -----------------------------------

         (a) Breakeven Point is achieved when the Group generates enough revenue to cover its fixed and variable costs, before net interest payable, depreciation and amortisation, for the year ending 31 January 2002 as determined by the Auditors; and

         (b) Sales are for the relevant year ending on 31 January in each of the three years to 2005.

4.2 Net profit for purposes of this Clause 4 means profit after deductions of Directors' remuneration but before deductions for net interest payable, depreciation, amortisation, Directors' bonuses and corporation tax; and shall be computed in accordance with Schedule 4 of the Companies Act 1985 as determined by the Auditors.

4.3 The basis of preparing the accounts and the accounting policies adopted by the Group shall be applied consistently within the same accounts as from one financial year to the next.

4.4 All Shares subject to this Option shall fully vest to the extent that they remain unvested on the sixth anniversary of the Date of Grant, and this Option has not otherwise been terminated.

5.       ADJUSTMENT OF PERFORMANCE TARGET

5.1 Subject to Clause 5.2, the Board may make such adjustments where it considers it fair and reasonable, including the imposition of entirely different objective conditions to the performance target, provided that such adjustments do not have the effect of making the performance target more onerous than it was or they were immediately before the circumstance in question, and such adjustment shall not be made unless the Auditors (acting as experts and not as arbitrators) shall have confirmed in writing to the Board that, in their opinion, they are fair and reasonable.

5.2 For the purpose of Clause 5.1 the Board may adjust the performance target on the occurrence of the following events:

         (a) where the Board considers it fair and reasonable to adjust the performance target or impose a different performance target;

         (b)      where event(s) mentioned in Clause 15 occur; and

         (c) where event(s) specified at the time the Option was granted occur.

6.       NON-ASSIGNABILITY OF OPTION

6.1 The Option-holder is prohibited from transferring any of his rights under this Agreement.

6.2 In the event of the Option-holder ceasing to be employed by the Group by reason of his death, the Option may, notwithstanding Clauses 3 and 4, be exercised no later than one year after the date of death.

6.3 The terms of this Agreement shall be binding upon the Personal Representatives, heirs, and successors of the Option-holder.

7.       CESSATION OF EMPLOYMENT

7.1 If the Option-holder's employment with the Group terminates for any reason whatsoever, this Option shall lapse unless otherwise expressly provided herein.

7.2      If the Option-holder ceases to be employed by the Group:

         (a) by reason of ill-health or injury or disability or (within the meaning of the Employment Rights Act 1996) redundancy; or

         (b) by reason of the company by which the Option-holder is employed ceasing to be a member of the Group; or

         (c) by reason of the undertaking in which the Option-holder was being transferred to a transferee which is not a member of the Group; or

         (d) by reason of his wrongful dismissal by the company by which he is employed or his terminating his employment as a result of that company's conduct; or

         (e) at a time when he has completed a minimum period of 5 years employment with the Group he may, subject to Clause 3.3 and notwithstanding Clauses 4 and 7.1, exercise his Option at any time or from time to time within the period of 40 days following the termination of his employment, and subject to Clause 7.4 below, at the expiry of that period his Option shall lapse.

7.3 If the Option-holder ceases to be employed by the Group for any reason other than that mentioned in clause 7.2, the Board may, subject to Clause 3.3 and notwithstanding Clauses 4 and 7.1, permit him to exercise all or part of his Option within 40 days of the termination of his employment at any time, or from time to time, within such longer period as the Board at its discretion shall determine, not being later than the tenth anniversary of the date of this agreement. At the expiration of that period the Option shall lapse.

7.4 If the Option-holder, while continuing to hold an office or employment with the Group is to be transferred to work in another country and the Board determines that as a result of that transfer either he will suffer a tax disadvantage upon exercising his Option(s) or he will become subject to restrictions on his ability to exercise his Option or to deal in the Shares obtained upon exercise of his Option, the Option-holder may, subject to Clause 3.3 and notwithstanding Clauses 4 and 7.1, at the discretion of the Board, exercise his Option in whole or in part in the period commencing three months before and ending 40 days after the date of transfer (but so that any exercise before the date of transfer shall be conditional upon such transfer taking place). Upon the expiry of such period, the Option to the extent unexercised, shall cease to be exercisable under this Clause 7.4 and shall be exercisable at such other times as provided in this Agreement.

8.       CHANGE OF CONTROL

8.1      If as a result of either:

         (a) a general offer to acquire the whole of the ordinary share capital which is made on condition such that if satisfied, the person making the offer will have Control of the Company; or

         (b)      a general  offer to  acquire  all the  Shares  of the  Company
                  (other than those which are already owned by him and/or any person acting in concert with him)

         the Company shall come under the Control of any person (or persons acting in concert), the Option-holder may, except where Clause 11 applies, subject to Clause 3.3 and notwithstanding Clauses 4 and 7.1, exercise his Option at any time and from time to time within the period of 40 days following such change of Control or, as the case may be, the making of such offer. On the expiration of this period this Option shall lapse and cease to be exercisable.

8.2 If any such offer is made as is mentioned in Clause 8.1 or the Board becomes aware that any such offer has been made, the Board may, notwithstanding Clauses 4 and 7.1 and except where Clause 11 applies, give notice to the Option-holder inviting him to exercise this Option in respect of all Shares which have vested, conditional upon, and with effect from the date the notice is given, and on the expiration of the stipulated period this Option shall lapse and cease to be exercisable.

8.3 In the event that the acquiring company refuses to assume this Option as provided in Clause 11.1, the Shares subject to this Option shall at the discretion of the Board and notwithstanding Clauses 3 and 4 become fully vested. In this circumstance the Board shall notify the Option-holder in writing to exercise this Option within a period of time, being a period of not less than seven days and not more than 40 days from the date of such notice, and on the expiration of the stipulated period this Option shall lapse and cease to be exercisable.

9.       COMPANY LIQUIDATION

9.1 If an effective resolution is passed for the voluntary winding-up of the Company, the Option-holder may, subject to Clause 3.3 and notwithstanding Clauses 4 and 7.1, exercise his Option within the period of 40 days after the adoption of the resolution by the shareholders, which exercise may be conditional on the consummation of such liquidation, and at the end of that period the Option shall, subject to Clause 11, lapse.

9.2 Where the Option-holder exercises his Option in accordance with Clause 9.1, he shall be entitled to share in the assets of the Company with existing holders of Shares in the same manner as he would have been entitled had the shares been registered in his name before the resolution was passed.

9.3 Subject to Clauses 9.1 and 11, this Option, insofar as not already exercised, shall automatically lapse in the event of an effective resolution being adopted by the shareholders and the consummation of such liquidation by the Company.

10       DEMERGER

10.1 If notice is given to shareholders of the Company of a proposed demerger of the Company or of any Subsidiary, the Board may give notice to the Option-holder that this Option may then be exercised in respect of such proportion of the Shares as the Board may specify within such period (not exceeding 30 days) save that:

         (a) no such notice shall be given unless the Auditors have confirmed in writing to the Board that the interests of the Option-holder would or might be substantially prejudiced if before the proposed demerger has effect the Option-holder could not exercise his Option and be registered as the holder of the Shares; and

         (b) the proportion of the Shares which is so specified by the Board shall be the same as that specified in relation to all other rights to acquire Shares granted at the same time as was this Option.

11.      REPLACEMENT OPTION

11.1 Subject to Clause 11.2, where another company ("the acquiring company") obtains control, within the meaning of paragraph 59(2)(a) of Schedule 14, of the Company, the Option-holder may with the consent of the Company and the agreement of the acquiring company release his rights under this Option ("the Old Option") in consideration of the grant to him of an Option ("the New Option") which is equivalent but relate to shares in the acquiring company.

11.2 The conditions and requirements of paragraphs 62 and 63 of Schedule 14 must be met before a New Option can be granted under Clause 11.1.

11.3 If the Option-holder does not wish to release his rights under this Option in consideration of the grant to him of a New Option, he shall within 10 days of the date of the invitation to release his rights under this Option, give notice of such refusal ("the Refusal Notice") to the Company. The Board in its sole discretion may, within 10 days of the receipt of the Refusal Notice give a written notice ("the
         Cancellation Notice") to the Option-holder, cancelling all or any portion of the Option that remains un-exercised, effective on the latter of:

         (a) the period within which the Option-holder could have accepted the invitation of the acquiring company to accept the New Option, or

         (b) the period ending 10 days from the date of the Cancellation Notice ("the Acceptance Periods").

         Upon receipt of the Cancellation Notice, the Option-holder may, subject to Clause 3.3 exercise his Option at any time or from time to time within the Acceptance Periods. This Option shall lapse and cease to be exercisable at the end of the Acceptance Periods.

12.      CHANGES TO THE CLASS OR RIGHTS OF SHARES

         If notice is duly given of a shareholders' meeting at which a resolution will be proposed where, in the opinion of the Auditors, the class of shares for the time being constituting Shares will be materially altered; or the rights attaching to shares which for the time being constitute Shares will be altered so that such shares will cease to be Shares, an Option shall, subject to Clause 3.3 and notwithstanding Clauses 4 and 7.1, be exercisable (but so that any exercise under this Clause shall be conditional upon the resolution being passed) at any time thereafter until such resolution is duly passed or defeated or the shareholders' meeting concluded or adjourned indefinitely, whichever shall occur first. If such a resolution is passed an Option shall, to the extent unexercised, thereupon lapse.

13.      PROCEDURE ON EXERCISE

13.1     Where an Option is exercisable, the Option-holder may subject to Clause
         3.3 exercise it in whole or in part.

13.2 The Option-holder shall exercise his Option by giving notice in writing to the Board (a "Notice of Exercise") in the form of the draft in Appendix A to this Agreement accompanied by payment in full at the Exercise Price together with any required taxes and such other documents as the Board may determine.

13.3 An Option shall be deemed to have been exercised on the date on which the Notice of Exercise, payment and documents are received at the registered office of the Company or other office as specified by the Board.

13.4 Subject to Applicable Laws, such consents or other required action of any competent authority under regulations or enactments for the time being in force as may be necessary and subject to compliance with the terms of the Option, the Board shall within 30 days of the date of exercise either issue and allot to the Option-holder the number of Shares specified in the Notice of Exercise or procure the transfer to him of those Shares.

14.      LOSS OF OFFICE

         The grant of an Option subject to these Clauses is a matter entirely separate from, and shall not affect the Option-holder's pension rights and terms of employment and, in particular (but without limitation), if the Option-holder shall for any reason cease to be employed by the Group or to be entitled to exercise his Option, he shall not be entitled to any compensation by reference to the rights granted to, or the benefits capable of being received by, him under this Agreement or for any loss or diminution in value of such rights or benefits.

15.      VARIATION OF CAPITAL

15.1 In the event of any capitalization issue by the Company, or any offer or invitation made by way of rights, or any consolidation, subdivision or reduction of its share capital or any other variation of its share capital, the Board may adjust in such manner as it may decide to be appropriate the number and nominal amount of Shares subject to this Option (including any Option which has been exercised but in respect of which Shares have not been issued and allotted), the Exercise Price and, subject to Clause 15.2 the Board's decision shall be final and binding on the Option-holder.

15.2 No adjustment shall be made pursuant to Clause 15.1 unless and until the Auditors (acting as experts and not as arbitrators) shall have confirmed in writing to the Board that the adjustment is, in their opinion, fair and reasonable.

15.3 If any adjustment is made pursuant to this Clause 15, the Company shall notify the Option-holder of the adjustment as soon as practicable after its decision.

16.      SECONDARY CLASS 1 NATIONAL INSURANCE LIABILITY

         The Option-holder hereby agrees with the Company and undertakes to the Employer to bear the whole of any Secondary NICs that may arise in respect of any Option Gain if this Option ceases to be a Qualifying Option for any reason whatsoever.

17.      OPTION-HOLDERS' TAX INDEMNITY AND RECOVERY OF SECONDARY NICS

17.1 The Option-holder shall indemnify the Employer against any Option Tax Liability.

17.2 The Company may refuse to allot and issue any Shares under this Agreement unless and until the Option-holder has paid to the Employer any such sum as is, in the opinion of the Employer, sufficient to indemnify the Employer in full against any Option Tax Liability or the Option-holder has made such other arrangement as, in the opinion of the Employer will ensure that the total Option Tax Liability will be recovered from the Option-holder within such period as the Employer may determine.

17.3 In order to meet the Option-holder's obligations under Clause 16 and 17.1, the Employer may also take any or all the following actions:

         (a)      accept a payment from the Option-holder;

         (b)      withhold some of the Option-holder's stock option gains; and

         (c) dispose of the Option-holder's shares sufficient to meet the liabilities;

18.      OPTION HOLDER

18.1 The Option-holder agrees that the vesting of Shares pursuant to Clauses 3 and 4.4 is subject to continuing employment with the Group.

18.2     The  Option-holder   agrees  that  this  Option  and  the  transactions
         contemplated hereunder does not constitute an express or implied promise of continued employment with the Group.

18.3 The Option-holder confirms to the Company that his Committed Time amounts to at least 25 hours a week or, if less, 75% of his Working Time.

18.4 The Option-holder acknowledges receipt of a copy of this Agreement including Appendix A.

18.5 The Option-holder hereby accepts this Option subject to all of the terms and provisions thereof.

18.6 The Option-holder declares that he has reviewed this Agreement in its entirety, has had an opportunity to obtain advice of Counsel prior to executing this Agreement and fully understands all the provisions of this Agreement including the Schedule.

18.7 The Option-holder further agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

18.8 The Option-holder also agrees to notify the Company upon any change in his residential address.

IN WITNESS OF WHICH this document has been duly executed as a deed and has been duly delivered on the day and year first above written

---------------------------------           ------------------------------------
Signed by and on behalf of the              Signed by and on behalf of the
Company                                     Employer

----------------------------------
Option-holder

----------------------------------          Name:
   in the presence of (witness)                  -------------------------------

Address:
              ------------------------------------

              ------------------------------------

              ------------------------------------

                                   APPENDIX A

                   INVU INC. ENTERPRISE MANAGEMENT INCENTIVES

                          NOTICE OF EXERCISE OF OPTION


TO:      The Company Secretary
         INVU Inc. ("the Company")

1.       I hereby  exercise  my  Option  to  acquire..................Shares  of
         Common Stock in the Company at the Exercise  Price stated in clause 2.5 of the Agreement dated [...] day of.............. 2001.

2. Please allot or transfer the said shares, which are to be registered in my name. I accept and agree that the said shares are subject to the Agreement and the Articles of Incorporation of the Company.

3.       I  hereby  deliver  to  the  Company  U.S.$................  being  the aggregate Exercise Price of the total number of shares in respect of which the Option is being exercised.

4. The said shares are being acquired as beneficial owner/personal representative of the Option-holder and not as trustee or nominee for any other person.

5. Please issue a share certificate to me at the address shown below. I agree that any documents sent to me by ordinary post will be at my own risk.



Signature: ...................................

Address: .....................................

         .....................................

         .....................................

         .....................................

Date:    .....................................